Exhibit 99.2

Tallgrass Energy Announces Plans for New Terminal in Key Colorado Oil Complex;
Terminal to Interconnect with the Saddle Butte Oil Gathering System

LEAWOOD, Kan. - (BUSINESS WIRE) - Tallgrass Energy Partners, LP (NYSE:TEP), through its subsidiaries Tallgrass Terminals, LLC (Tallgrass Terminals) and Tallgrass Pony Express Pipeline, LLC (Pony Express), today announced an agreement with Saddle Butte Pipeline to develop the Tallgrass Grasslands Terminal. The terminal will be located strategically in the heart of the Platteville, Colo., oil terminal complex and will interconnect with Saddle Butte’s Denver-Julesburg Basin crude oil gathering system.

Pending the successful conclusion of the Pony Express Pipeline’s recently announced open season, the Tallgrass Grasslands Terminal will serve as a new pipeline origin for the Pony Express Platteville Extension. The Platteville Extension is expected to have an ultimate takeaway capacity of at least 80,000 barrels of crude oil per day and is expected to be in service Q2 2018.

Saddle Butte’s Milton Terminal also will serve as an origin point on Pony Express, allowing Pony Express to offer direct refinery and Cushing terminal connections to Saddle Butte’s producer customers in the near term while the Tallgrass Grasslands Terminal is developed. The Milton Terminal will continue as an origin point when the terminal is operational. Tallgrass Terminals will wholly own and operate the Tallgrass Grasslands Terminal when it is completed. Consistent with the Pony Express Pipeline’s current operations, the Tallgrass Grasslands Terminal will offer batching service for several common streams sourced from multiple gathering system interconnects.

“The proposed Platteville Extension and Tallgrass Grasslands Terminal, together with our existing Buckingham Terminal and Northeast Colorado Lateral, give Pony Express and Tallgrass Terminals an unrivaled footprint in the D-J and provide meaningful benefits to producers,” said Doug Johnson, Vice President and General Manager of Tallgrass Pony Express Pipeline. “Via its direct connections to refineries and six final-destination terminals in Cushing, Pony Express provides customers a broad range of delivery options and improved netbacks versus other alternative transport options.

“Saddle Butte has been great to work with, and our collaboration has enabled us to accelerate the development of our Platteville Extension by at least six months,” Johnson added. “We look forward to a mutually beneficial relationship with Saddle Butte as we continue our mission to make Pony Express the pipeline of choice for shippers in the D-J, Bakken and Powder River Basin.”

Parties interested in details of the Platteville Extension open season should contact Kyle Quackenbush, 303.763.3319, or Dean Dick, 307.232.4430. The open season is expected to conclude on July 17, 2017.

About Tallgrass Energy
Tallgrass Energy is a family of companies that includes publicly traded partnerships Tallgrass Energy Partners, LP (NYSE: TEP) and Tallgrass Energy GP, LP (NYSE: TEGP), and privately held Tallgrass Development, LP. Operating across 10 states, Tallgrass is a growth-oriented midstream energy operator with transportation, storage, terminal and processing assets that serve some of the nation’s most prolific crude oil and natural gas basins.
To learn more, please visit our website at www.tallgrassenergy.com.
Cautionary Note Concerning Forward-Looking Statements
Disclosures in this press release contain forward-looking statements. All statements, other than statements of historical facts included in this press release that address activities, events or developments that management expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the potential Tallgrass Grasslands Terminal and Pony Express Platteville Extension, the expected takeaway capacity and in-service date of the Pony Express Platteville Extension, and the anticipated services to be offered by Tallgrass Grasslands Terminal. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Tallgrass Terminals and Pony Express, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements, and other important factors that could cause actual results to differ materially from those projected. Any forward-looking statement applies only as of the date on which such statement is made and Tallgrass Terminals and Pony Express do not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.
Contacts

Tallgrass Energy Partners, LP
Investor and Financial Inquiries
Nate Lien, 913-928-6012
investor.relations@tallgrassenergylp.com
or
Media and Trade Inquiries
Phyllis Hammond, 303-763-3568
phyllis.hammond@tallgrassenergylp.com